CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.10 par value	$540,000,000	$54,378

(1)	Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act.

Filed Pursuant to Rule 424(b)(2)
Registration Statement File No. 333-206257

Prospectus Supplement

(To Prospectus dated August 10, 2015)

Freeport-McMoRan Inc.

$540,000,000

Common Stock

The shares of our common stock offered hereby will be issued pursuant to a settlement and termination agreement (the “Agreement”) by and among us, Freeport-McMoRan Oil & Gas LLC (“FM O&G”), our wholly owned subsidiary, and Noble Drilling (U.S.) LLC (“Noble”). Pursuant to the Agreement, we will issue shares of our common stock to Noble from time to time prior to June 17, 2016 having an aggregate value of up to $540,000,000. The shares of our common stock we issue to Noble will satisfy certain of our obligations under the Agreement, and we will not receive any proceeds from the issuance of such shares.

Our common stock is listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “FCX.” On May 10, 2016, the last reported sale price of our common stock on the NYSE was $10.86 per share.

Investing in our common stock involves risks. Before buying shares of our common stock, you should read the discussion of material risks described in “Risk Factors” beginning on page S-3 of this prospectus supplement for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 10, 2016.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus issued by us (which we refer to as a “Company free writing prospectus”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor Noble are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

INDUSTRY AND OTHER INFORMATION

Unless we indicate otherwise, we base the information concerning the mining and oil and gas industries contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any related Company free writing prospectus on our general knowledge of and expectations concerning those industries. Our market positions and market shares are based on our estimates using data from various industry sources and assumptions that we believe to be reasonable based on our knowledge of the mining and oil and gas industries. We have not independently verified data from industry sources and cannot guarantee its accuracy or completeness. In addition, we believe that data regarding the mining and oil and gas industries and our market positions and market shares within such industries provide general guidance but are inherently imprecise. Further, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus supplement or the accompanying prospectus or may be incorporated in this prospectus supplement or the accompanying prospectus by reference to other documents and may include statements relating to the period following the completion of this transaction. Our representatives may also make forward-looking statements. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates; production and sales volumes; unit net cash costs; cash production costs per barrel of oil equivalents; operating cash flows; capital expenditures; debt reduction initiatives, including our ability to complete pending asset sales and to sell additional assets; exploration efforts and results; development and production activities and costs; liquidity; tax rates; the impact of copper, gold, molybdenum, cobalt, oil and gas price changes; the impact of deferred intercompany profits on earnings; reserve estimates; future dividend payments; and share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. This prospectus, including the documents incorporated by reference herein, may also include forward-looking statements regarding mineralized material not included in reserves. The mineralized material described will not qualify as reserves until comprehensive engineering studies establish their feasibility. Accordingly, no assurance can be given that the estimated mineralized material not included in reserves will become proven and probable reserves.

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We caution readers that those statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold, molybdenum, cobalt, oil and gas, mine sequencing, production rates, drilling results, potential effects of cost and capital expenditure reductions and production curtailments on financial results and cash flow, the outcome of debt reduction initiatives, our ability to secure regulatory approvals, satisfy closing conditions and consummate pending asset sales, potential additional oil and gas property impairment charges, potential inventory adjustments, potential impairment of long-lived mining assets, the outcome of ongoing discussions with the Indonesian government regarding PT Freeport Indonesia’s (“PTFI”) Contract of Work, PT-FI’s ability to obtain renewal of its export license after August 8, 2016, the potential effects of violence in Indonesia generally and in the province of Papua, the resolution of administrative disputes in the Democratic Republic of Congo, industry risks, regulatory changes, political risks, weather- and climate-related risks, labor relations, environmental risks, litigation results and other factors described in more detail in Part I, Item 1A. “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2015, as updated by our subsequent filings with the United States (U.S.) Securities and Exchange Commission (“SEC”).

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which we cannot control, and production volumes and costs, some aspects of which we may not be able to control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.

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SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere in this prospectus supplement and accompanying prospectus, as well as the materials filed with the United States (the “U.S.”) Securities and Exchange Commission (the “SEC”) that are considered to be part of this prospectus supplement and the accompanying prospectus.

For purposes of this prospectus supplement and the accompanying base prospectus, unless the context clearly indicates otherwise, “we,” “us,” “our,” and “FCX” refer to Freeport-McMoRan Inc. and, when applicable, its subsidiaries.

Freeport-McMoRan Inc.

We are a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets and significant oil and gas resources. We are the world’s largest publicly traded copper producer. Our portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the Democratic Republic of Congo in Africa; and significant U.S. oil and gas assets, principally in the Deepwater Gulf of Mexico and in California.

FCX’s principal executive offices are located at 333 North Central Avenue, Phoenix, Arizona 85004-2189, and our telephone number at that address is (602) 366-8100.

Recent Developments

On May 10, 2016, we, our wholly-owned subsidiary Freeport-McMoRan Oil & Gas LLC (“FM O&G”) and Noble Drilling (U.S.) LLC (“Noble”) entered into a settlement and termination agreement (the “Agreement”) to terminate certain offshore drilling contracts between FM O&G and Noble. Pursuant to the Agreement, we will issue shares of our common stock to Noble from time to time prior to June 17, 2016 having an aggregate value of up to $540,000,000. The value of the shares of our common stock we issue to Noble under the Agreement will be valued at the volume-weighted average price of our common stock on the date of issuance to Noble. The shares of our common stock we issue to Noble will satisfy certain of our obligations under the Agreement, and we will not receive any proceeds from the issuance of such shares. The description of the terms of the Agreement is qualified in its entirety by reference to the Agreement, which is incorporated by reference into this prospectus supplement.

The Offering

Issuer	Freeport-McMoRan Inc.

Common stock issued to Noble	Shares of our common stock having an aggregate value of up to $540,000,000.

Use of Proceeds	We will not receive any proceeds from the issuance of the common stock to Noble.

Dividends	In December 2015, our board of directors suspended the annual common stock dividend. Our board of directors will review our financial policy on an ongoing basis. See “Dividend Policy.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider.

The NYSE symbol	“FCX.”

Transfer agent and registrar	Computershare Shareowner Services LLC.

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the following factors as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to make an investment in our common stock, including the factors listed under “Risk Factors” in Part I, Item 1A. of our annual report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks related to our common stock

The price of our common stock may be volatile.

The trading price of our common stock has historically fluctuated significantly. For example, in 2015, the high sale price per share of our common stock on the NYSE was $23.97 and the low sale price per share was $6.08, and on May 10, 2016, the last reported sale price of our common stock on the NYSE was $10.86 per share. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in this Risk Factors section, as well as:

•	actual or anticipated fluctuations in operating results;

•	declines in the market prices of copper, gold and oil, and to a lesser extent molybdenum, silver, cobalt and gas;

•	changes in expectations as to future financial performance or buy/sell recommendations of securities analysts;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors;

•	actions of our current stockholders, including sales of common stock by our directors and executive officers;

•	the arrival or departure of key personnel;

•	our, or a competitor’s, announcement of new products, services or innovations; and

•	the operating and stock price performance of other comparable companies.

General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect the price of our common stock. For these reasons, investors should not rely on recent trends to predict future prices of our common stock or financial results.

Future issuances of equity or equity-linked securities by us may cause the market price of shares of our common stock to fall.

As of March 31, 2016, we had 1,251,849,800 shares of common stock outstanding (not including 128,827,258 shares held in treasury). As of March 31, 2016, 53,692,106 shares of common stock were authorized for issuance upon exercise of stock options (of which 40,346,194 were exercisable), 3,825,412 shares were authorized for issuance upon the vesting of restricted stock units and 5,178,000 shares were authorized for issuance upon the vesting of performance share units. In addition, as of March 31, 2016, we had 1,074,404 outstanding stock appreciation rights (of which 1,031,915 were exercisable), 2,930,209 restricted stock units and up to 776,516 performance share units that will be settled in cash. The issuance of the common stock offered hereby, and the sale of additional shares that may become eligible for sale in the public market from time to time could have the effect of depressing the market price for shares of our common stock.

Our issuance of preferred stock could adversely affect holders of common stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of common stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the price of our common stock could be adversely affected.

Anti-takeover provisions in our charter documents and Delaware law may make an acquisition of us more difficult.

Anti-takeover provisions in our charter documents and Delaware law may make an acquisition of us more difficult. These provisions:

•	Authorize our board of directors to issue preferred stock without stockholder approval and to designate the rights, preferences and privileges of each class; if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

•	Establish advance notice requirements for nominations to our board of directors or for proposals that can be presented at stockholder meetings;

•	Limit who may call stockholder meetings; and

•	Require the approval of the holders of two-thirds of our outstanding common stock to enter into certain business combination transactions, subject to certain exceptions, including if the consideration to be received by our common stockholders in the transaction is deemed to be a fair price.

These provisions may discourage potential takeover attempts, discourage bids for our common stock at a premium over market price or adversely affect the market price of, and the voting and other rights of the holders of, our common stock. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors other than the candidates nominated by our board.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit large stockholders from consummating a merger with, or acquisition of, us.

These provisions may deter an acquisition of us that might otherwise be attractive to stockholders.

We have suspended the payment of cash dividends on our common stock.

In December 2015, our board of directors suspended the annual common stock dividend. Our board of directors will review our financial policy on an ongoing basis.

Under Delaware law, cash dividends on capital stock may only be paid from “surplus” or, if there is no “surplus,” from the corporation’s net profits for the then current or the preceding fiscal year. Unless we operate profitably, our ability to pay cash dividends on our common stock would require the availability of adequate “surplus,” which is defined as the excess, if any, of our net assets (total assets less total liabilities) over our capital. Further, even if adequate surplus is available to pay cash dividends on our common stock, we may not have sufficient cash to pay dividends on our common stock.

Our holding company structure may impact our ability to service debt and our stockholders’ ability to receive dividends.

We are a holding company with no material assets other than the capital stock of our subsidiaries. As a result, our ability to repay our indebtedness and pay dividends is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, loan, debt repayment or otherwise. Our subsidiaries do not have any obligation to make funds available to us to repay our indebtedness or pay dividends. Dividends from subsidiaries that are not wholly owned are shared with other equity owners. In addition, cash at our international operations is also subject to foreign withholding taxes upon repatriation into the U.S.

In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to repay our indebtedness or pay dividends. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. Our rights to participate in any distribution of our subsidiaries’ assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries’ creditors, including any trade creditors.

USE OF PROCEEDS

The shares of our common stock we issue to Noble will satisfy certain of our obligations under the Agreement, and we will not receive any proceeds from the issuance of such shares. See “Summary—Recent Developments.”

PRICE RANGE OF COMMON STOCK

Our common stock is listed and traded on the NYSE under the symbol “FCX.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock on the NYSE.

	High	Low
Fiscal Year 2014
First Quarter	$38.09	$30.38
Second Quarter	36.51	32.35
Third Quarter	39.32	32.29
Fourth Quarter	32.91	20.94
Fiscal Year 2015
First Quarter	23.72	16.43
Second Quarter	23.97	18.11
Third Quarter	18.84	7.76
Fourth Quarter	14.20	6.08
Fiscal Year 2016
First Quarter	11.44	3.52
Second Quarter (through May 10, 2016)	14.06	8.76

On May 10, 2016, the last reported sale price of our common stock on the NYSE was $10.86 per share.

DIVIDEND POLICY

In December 2015, our board of directors suspended the annual common stock dividend. Our board of directors will review our financial policy on an ongoing basis.

The declaration of dividends is at the discretion of our board of directors, subject to restrictions under our credit agreements, and will depend on our financial results, cash requirements, future prospects and other factors deemed relevant by our board of directors. The amount of any cash dividend on our common stock will depend upon many factors, including, but not limited to, our cash flows and financial position, future prospects, copper, gold, oil, molybdenum, silver, cobalt and gas prices, general economic and market conditions, and other factors deemed relevant by our board of directors. In addition, since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries’ ability to make distributions of cash or property to us.

DESCRIPTION OF CAPITAL STOCK

For a complete statement of the terms and rights of our capital stock, you should refer to the applicable provisions of our certificate of incorporation, by-laws and the documents that we have incorporated by reference, including the description of capital stock contained in the registration statement on Form 8-A, as amended, copies of which are exhibits to the registration statement of which this prospectus supplement forms a part, and which are incorporated herein by reference. Copies of the FCX certificate of incorporation and by-laws will be sent to you at no charge upon request. See “Where You Can Find More Information” below.

PLAN OF DISTRIBUTION

The shares of our common stock offered hereby are being issued directly to Noble pursuant to the Agreement. No underwriters, agents, brokers or dealers are involved in the distribution of the shares offered hereby to Noble. No discounts, commissions, concessions or other compensation has been paid to any underwriter, broker, dealer or agent in connection with the issuance of the shares to Noble.

LEGAL MATTERS

The validity of the shares of our common stock being issued by us will be passed upon by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of FCX appearing in its annual report on Form 10-K for the year ended December 31, 2015 (including the financial statement schedule appearing therein), and the effectiveness of FCX’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and FCX management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of FCX for the three-month periods ended March 31, 2016 and 2015, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 10, 2016, included in FCX’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement, of which this prospectus forms a part, prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

The information incorporated in this prospectus supplement by reference to FCX’s annual report on Form 10-K for the year ended December 31, 2015 relating to estimated proved and probable oil and gas reserves has been so incorporated in reliance on the reserve reports of Netherland, Sewell & Associates, Inc. and Ryder Scott Company, L.P., independent petroleum engineers. These estimates are included in this prospectus supplement in reliance upon the authority of such firms as experts in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.fcx.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus supplement. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus supplement specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus are part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2015 (including portions of our Proxy Statement for our 2016 annual meeting of holders of our common shares to be held on June 8, 2016, to the extent specifically incorporated by reference in such Form 10-K)
Quarterly Reports on Form 10-Q	Fiscal quarter ended March 31, 2016
Current Reports on Form 8-K	Filed January 26, 2016, February 16, 2016, April 5, 2016, April 26, 2016, May 9, 2016 and May 12, 2016.
Registration Statement on Form 8-A, as amended, for a description of FCX’s common stock, par value $0.10 per share

Filed June 29, 1995, as amended by the amendment on Form 8-A/A filed on November 26, 1996, as further amended by the amendment on Form 8-A/A filed on January 26, 2009, and as further amended by the amendment on Form 8-A/A filed on August 10, 2015.

We will provide, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Freeport-McMoRan Inc., Attention: Investor Relations, 333 North Central Avenue, Phoenix, Arizona 85004-2189, (602) 366-8100.

This prospectus supplement and any accompanying prospectus or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by this prospectus supplement. The descriptions of these agreements contained in this prospectus supplement and accompanying prospectus or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we do not take responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus is only accurate as of the respective dates of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

Prospectus

Freeport-McMoRan Inc.

Common stock, Preferred stock, Debt securities, Warrants,

Purchase contracts and Units

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We urge you to read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of these securities, carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “FCX.”

Investing in these securities involves certain risks. See “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, along with the disclosure related to the risk factors contained in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings with the United States (the “U.S.”) Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 10, 2015.

We are responsible for the information contained and incorporated by reference in this prospectus and in any prospectus supplement we prepare or authorize. We have not authorized anyone to give you any other information, and we do not take responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement is only accurate as of the respective dates of such documents. All references to “FCX,” “we,” “us,” “our” and “ours” in this prospectus mean Freeport-McMoRan Inc. and its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

RISK FACTORS

Investing in these securities involves certain risks. Please see the “Risk Factors” section in the applicable prospectus supplement and in our most recent annual report on Form 10-K, along with the disclosure related to the risk factors contained in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings with the SEC that are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each sale of securities we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

FREEPORT-MCMORAN INC.

Freeport-McMoRan Inc., or FCX, is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. We are the world’s largest publicly traded copper producer. Our portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; significant mining operations in North and South America; the Tenke Fungurume minerals district in the Democratic Republic of Congo in Africa; and significant U.S. oil and natural gas assets, including reserves in the Deepwater Gulf of Mexico, onshore and offshore California, the Haynesville shale play in Louisiana, the Madden area in Central Wyoming, and a position in the Inboard Lower Tertiary/Cretaceous natural gas trend onshore in South Louisiana.

FCX’s principal executive offices are located at 333 North Central Avenue, Phoenix, Arizona 85004-2189, and our telephone number at that address is (602) 366-8100. We maintain a website at http://www.fcx.com, where general information about us is available. Information on our website is not part of, and we are not incorporating the contents of our website into, this prospectus or any prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended June 30, 2015		Year Ended December 31,
			2014		2013	2012	2011	2010
Ratio of earnings to fixed charges	—	[a]	—	[b]	7.4x	19.8x	20.7x	16.3x
Ratio of earnings to combined fixed charges and preferred stock dividends	—	[a]	—	[b]	7.4x	19.8x	20.7x	13.9x

a.	As a result of the loss recorded for the six months ended June 30, 2015, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $5.7 billion to achieve coverage of 1:1 for the six months ended June 30, 2015.
b.	As a result of the loss recorded in 2014, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $657 million to achieve coverage of 1:1 in 2014.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of (loss) income before income taxes and equity in affiliated companies’ net earnings. Noncontrolling interests were not deducted from earnings as all such subsidiaries had fixed charges. Fixed charges consist of interest (including capitalized interest) of all indebtedness; amortization of debt discounts, premiums and expenses; the portion of rental expense that we believe to be representative of interest; and preferred dividends of a consolidated subsidiary. For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, the preferred stock dividend requirements were assumed to be equal to the pre-tax earnings that would be required to cover such dividend requirements. The amount of pre-tax earnings required to cover such preferred stock dividends was computed using the effective tax rate for each applicable year.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that FCX or certain selling securityholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

For a complete statement of the terms and rights of our capital stock, you should refer to the applicable provisions of FCX’s certificate of incorporation, by-laws and the documents that we have incorporated by reference, including the description of capital stock contained in the registration statement on Form 8-A, as amended, copies of which are exhibits to the registration statement of which this prospectus forms a part, and which are incorporated herein by reference. Copies of the FCX certificate of incorporation and by-laws will be sent to you at no charge upon request. See “Where You Can Find More Information” below.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and U.S. Bank National Association, as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of FCX, the trustees, the warrant agents, the unit agents or any other agent of FCX, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

FCX and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	through a combination of any such methods; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by FCX, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from FCX at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with FCX and/or the selling securityholders, if applicable, to indemnification by FCX and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for FCX and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the New York Stock Exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.fcx.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file (other than information in the documents or filings that is deemed to have been furnished and not filed) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents:

SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2014 (including portions of our Proxy Statement for our 2015 annual meeting of holders of our common shares held on June 10, 2015, to the extent specifically incorporated by reference in such Form 10-K), including the amendment on Form 10-K/A filed June 12, 2015

Quarterly Reports on Form 10-Q	Fiscal quarter ended March 31, 2015; Fiscal quarter ended June 30, 2015

Current Reports on Form 8-K	Filed January 15, 2015, January 29, 2015, February 4, 2015, March 17, 2015, June 12, 2015, July 28, 2015, and August 5, 2015.

Registration Statement on Form 8-A	Filed June 29, 1995, as amended by the amendment on Form 8-A/A filed on November 26, 1996, as further amended by the amendment on Form 8-A/A filed on January 26, 2009, and as further amended by the amendment on Form 8-A/A filed on August 10, 2015.

We will provide, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Freeport-McMoRan Inc., Attention: Investor Relations, 333 North Central Avenue, Phoenix, Arizona 85004-2189, (602) 366-8100.

This prospectus and the information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by this prospectus. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

We are responsible for the information contained and incorporated by reference in this prospectus and in any prospectus supplement we prepare or authorize. We have not authorized anyone to give you any other information, and we do not take responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement is only accurate as of the respective dates of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus or may be incorporated in this prospectus by reference to other documents. Representatives of FCX may also make forward-looking statements. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates; production and sales volumes; unit net cash costs; cash production costs per barrel of oil equivalents; operating cash flows; capital expenditures; exploration efforts and results; development and production activities and costs; liquidity; tax rates; the impact of copper, gold, molybdenum, cobalt, crude oil and natural gas price changes; the impact of derivative positions; the impact of deferred intercompany profits on earnings; reserve estimates; future dividend payments; debt reduction and share purchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. This prospectus, including the documents incorporated by reference herein, may also include forward-looking statements regarding mineralized material not included in reserves. The mineralized material described will not qualify as reserves until comprehensive engineering studies establish their feasibility. Accordingly, no assurance can be given that the estimated mineralized material not included in reserves will become proven and probable reserves.

We caution readers that those statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. In particular, on July 28, 2015, we announced that we are undertaking a comprehensive review of operating plans to target significant additional reductions in capital spending, and operating and administrative costs. As part of this process, on August 5, 2015, we announced revisions to our oil and gas capital expenditure and production outlook. We expect to report revised plans for our mining operations during third-quarter 2015.

Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold, molybdenum, cobalt, crude oil and natural gas, mine sequencing, production rates, industry risks, regulatory changes, political risks, drilling results, potential additional oil and gas property impairment charges, potential lower of cost or market inventory adjustments, potential impairment of long-lived mining assets, the outcome of negotiations with the Indonesian government regarding PT Freeport Indonesia’s Contract of Work, PT Freeport Indonesia’s ability to obtain renewal of its export license after January 28, 2016, PT Freeport Indonesia’s ability to renew its bi-annual labor agreement expiring in September 2015, PT Smelting’s ability to restart smelter operations as expected in September 2015, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather- and climate-related risks, labor relations, environmental risks, litigation results and other factors described in more detail in Part I, Item 1A. “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2014, as updated by our subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which we cannot control, and production volumes and costs, some aspects of which we may not be able to control. Further, we may make changes to our business plans that could affect our results. We caution investors that, except for our expectation that we will report revised plans for our mining operations during third-quarter 2015, we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Jones Walker LLP.

EXPERTS

The consolidated financial statements of FCX appearing in its annual report on Form 10-K for the year ended December 31, 2014 (including the financial statement schedule appearing therein), and the effectiveness of FCX’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and FCX management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of FCX for the three-month periods ended March 31, 2015 and 2014, and for the three and six-month periods ended June 30, 2015 and 2014, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 8, 2015, and August 10, 2015, included in FCX’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2015, and June 30, 2015, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement, of which this prospectus forms a part, prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

The information incorporated in this prospectus by reference to FCX’s annual report on Form 10-K for the year ended December 31, 2014, relating to estimated proved and probable oil and gas reserves has been so incorporated in reliance on the reserve reports of Netherland, Sewell & Associates, Inc. and Ryder Scott Company, L.P., independent petroleum engineers. These estimates are included in this prospectus in reliance upon the authority of such firms as experts in these matters.